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                                                                     EXHIBIT 4.9

                                                                  EXECUTION COPY

                                    SECURITY AGREEMENT dated as of May 20, 2003,
                           among JAFRA COSMETICS INTERNATIONAL, INC., a Delaware corporation ("JCI" or the "Grantor"), each subsidiary of JCI listed on Schedule I hereto (each such subsidiary individually a "Subsidiary Grantor" and collectively, the "Subsidiary Grantors"; the Subsidiary Grantors and JCI are referred to collectively herein as the "Grantors") and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its Cayman Islands branch, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined herein).

         Reference is made to (a) the Credit Agreement dated as of May 20, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Jafra Worldwide Holdings (Lux) S.AR.L., a Luxembourg societe a responsabilite limitee ("Parent"), Distribuidora Comercial Jafra, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("DCJ" and, together with JCI, the "Borrowers"), the lenders from time to time party thereto (the "Lenders"), the Issuing Bank (as defined therein) and Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as swingline lender and as Collateral Agent and (b) the JCI Guarantee Agreement.

         The Lenders have agreed to make Loans to the Borrowers and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. JCI has agreed to guarantee, among other things, all the obligations of DCJ under the Credit Agreement. The Subsidiary Grantors will agree to guarantee, among other things, all the obligations of JCI under the Credit Agreement and the JCI Guarantee Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure their respective obligations under the Credit Agreement, the JCI Subsidiary Guarantee Agreement and the other Loan Documents, including (a) in the case of JCI, (i) the due and punctual payment by JCI of (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans of JCI, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made by JCI under the Credit Agreement in respect of any Letter of Credit issued for its account, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (C) all other monetary obligations, including fees, costs, expenses and indemnities, whether direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of JCI to the Secured Parties under the Credit Agreement, the JCI Guarantee Agreement and the other Loan Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of JCI under or pursuant to the Credit Agreement, the JCI Guarantee Agreement and the other Loan Documents, (iii) unless otherwise agreed to in writing by the applicable counterparty thereto, the due and punctual payment and performance of all obligations of JCI under each Hedging Agreement entered into with any counterparty (whether or not a Lender or an Affiliate thereof) and (iv) the due and punctual payment and performance of all guarantee obligations of JCI referred to in Section 6.01(d)(ii) of the Credit Agreement as to which any Lender or any Affiliate thereof is originally a beneficiary (all the monetary and other obligations described in the preceding clauses (i) through (iv) being collectively called the "JCI Obligations") and (b) in the case of any Subsidiary Grantor, its respective obligations under the JCI Subsidiary Guarantee Agreement and the other Loan Documents to which such Subsidiary Grantor is a party (the "Subsidiary Grantor Obligations" and, together with the JCI Obligations, the "Obligations").

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         Accordingly, each Grantor and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

                                    ARTICLE I

                                   Definitions

         SECTION 1.01. Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement and all references to the Uniform Commercial Code shall mean the Uniform Commercial Code in effect in the State of New York as of the date hereof.

         SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

         "Account Debtor" shall mean any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

         "Accounts" shall have the meaning set forth in the Uniform Commercial Code.

         "Chattel Paper" shall have the meaning set forth in the Uniform Commercial Code.

         "Collateral" shall mean, with respect to each Grantor, all (a) Accounts, (b) Contracts, (c) Documents, (d) Equipment, (e) General Intangibles,
(f) Inventory, (g) cash and cash accounts, (h) Intellectual Property, (i) Investment Property, (j) Instruments, (k) Chattel Paper and (l) Proceeds of the foregoing, excluding the Specified Securities.

         "Contracts" shall mean, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to damages arising thereunder and (c) all rights of such Grantor to perform and to exercise all remedies thereunder.

         "Copyright Licenses" shall mean, with respect to any Grantor, all United States written license agreements of such Grantor with any Person who is not an Affiliate or a Subsidiary providing for the grant by such Grantor of any right to use any Copyright of such Grantor, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

         "Copyrights" shall mean, with respect to any Grantor, all of such Grantor's right, title and interest in and to all United States copyrights, whether or not the underlying works of authorship have been published or registered, United States copyright registrations and copyright applications and
(a) all renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof and (c) the right to sue or otherwise recover for past, present and future infringements thereof.

         "Credit Agreement" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

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         "Documents" shall have the meaning set forth in the Uniform Commercial
Code.

         "Equipment" shall have the meaning set forth in the Uniform Commercial Code (other than all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all liens and other appurtenances to any of the foregoing).

         "General Intangibles" shall have the meaning specified in the Uniform Commercial Code, excluding the Specified Securities.

         "Instruments" shall have the meaning specified in the Uniform Commercial Code, excluding the Specified Securities.

         "Intellectual Property" shall mean, with respect to any Grantor, the collective reference to such Grantor's Copyrights, Copyright Licenses, Patents, Patent Licenses, Trade Secrets, Trademarks and Trademark Licenses.

         "Inventory" shall mean, with respect to any Grantor, all inventory (as defined in the Uniform Commercial Code) of such Grantor.

         "Investment Property" shall have the meaning specified in the Uniform Commercial Code, excluding the Specified Securities.

         "IP Collateral" shall mean, with respect to any Grantor, the collective reference to such Grantor's Patents, Patent Licenses, Trademarks, Trademark Licenses, General Intangibles connected with the use of or symbolized by the Trademarks and Patents and, to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

         "License" shall mean any Patent License, Trademark License or Copyright License to which any Grantor is a party, including those listed on Schedule II.

         "Obligations" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

         "Patent Licenses" shall mean with respect to any Grantor, all United States written license agreements of such Grantor with any Person who is not an Affiliate or a Subsidiary in connection with any of the Patents of such Grantor or such other Person's patents, whether such Grantor is a licensor or a licensee under any such agreement, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

         "Patents" shall mean with respect to any Grantor, all of such Grantor's right, title and interest in and to all United States patents, patent applications and patentable inventions, including all patents and patent applications identified in Schedule III and including (a) all inventions and improvements described and claimed therein, (b) the right to sue or otherwise recover for any and all past, present and future infringements thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof) and (d) all other rights corresponding thereto in the United States and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.

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         "Perfection Certificate" shall mean a certificate substantially in the form of Annex 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer and the chief legal officer of JCI.

         "Proceeds" shall have the meaning set forth in the Uniform Commercial Code.

         "Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Bank, (e) unless otherwise agreed to in writing by the applicable counterparty thereto, each counterparty to a Hedging Agreement entered into with JCI (whether or not a Lender or an Affiliate of a Lender) at the time the Hedging Agreement was entered into, (f) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document and (g) the successors and assigns of each of the foregoing.

         "Security Interest" shall have the meaning assigned to such term in
Section 2.01.

         "Specified Securities" shall mean, collectively, (a) all Pledged Securities (as defined in the Pledge Agreement) constituting certificated securities (as defined in the Uniform Commercial Code), the certificates for which have been delivered to and are held by the Collateral Agent under the Pledge Agreement, and (b) all properties and assets specifically excluded from the definition of "Pledged Securities" in the Pledge Agreement (including without limitation, any Capital Stock of any Foreign Subsidiary in excess of 65% of any series of such stock and intercompany indebtedness).

         "Trade Secrets" shall mean, with respect to any Grantor, all of such Grantor's right, title and interest in and to all United States trade secrets, including know-how, processes, formulae, compositions, designs and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including (a) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith and damages and payments for past or future misappropriations thereof and (b) the right to sue or otherwise recover for past, present or future misappropriations thereof.

         "Trademark Licenses" shall mean, with respect to any Grantor, all United States written license agreements of such Grantor with any Person who is not an Affiliate or a Subsidiary in connection with any of the Trademarks of such Grantor or such other Person's names or trademarks, whether such Grantor is a licensor or a licensee under any such agreement, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

         "Trademarks" shall mean with respect to any Grantor, all of such Grantor's right, title and interest in and to all United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trademark and service mark registrations, and applications for trademark or service mark registrations (except for "intent to use" applications for trademark or service mark registrations filed pursuant to
Section 1(b) of the Lanham Act, 15 U.S.C. ss. 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), and any renewals thereof, including each registration and application identified in Schedule IV, and including (a) the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof) and (c) all other rights corresponding thereto in the United States and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto in the United States, together in each case with

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the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.

         SECTION 1.03. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

                                   ARTICLE II

                                Security Interest

         SECTION 2.01. Security Interest. Subject to Section 2.03, each Grantor, as security for the payment or performance, as the case may be, in full of the Obligations, hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under its respective Collateral (the "Security Interest"). Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements, continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of such Grantor, and naming such Grantor as debtor and the Collateral Agent as secured party (in each case, to the extent permitted by applicable law). The Collateral Agent shall provide copies of each such filing to the Grantors promptly upon the filing or recordation of any such filing.

         SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

         SECTION 2.03. Certain Exceptions. No Security Interest is or will be granted pursuant hereto in (and the term "Collateral" shall not include) the right, title and interest of any Grantor under or in:

                  (a) any Instruments, Contracts, Chattel Paper, Documents, General Intangibles, Licenses or other contracts or agreements with or issued by Persons other than Parent, the Subsidiaries or the Borrowers (collectively, "Excluded Agreements") that would otherwise be included in the Collateral (and such Excluded Agreements shall not be deemed to constitute a part of the Collateral) for so long as, and to the extent that, the granting of such a Security Interest pursuant hereto would result in a breach, default or termination of such Excluded Agreements;

                  (b) any Equipment that would otherwise be included in the Collateral (and such Equipment shall not be deemed to constitute a part of the Collateral) if such Equipment is subject to a Lien permitted by
         Section 6.02(g) of the Credit Agreement; or

                  (c) any Specified Securities.

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                                  ARTICLE III

                         Representations and Warranties

         Each Grantor represents and warrants to the Collateral Agent and the Secured Parties that:

         SECTION 3.01. Title and Authority. Such Grantor has good and valid rights in and title to its Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

         SECTION 3.02. Perfected Liens. (a) This Agreement is effective to create, as collateral security for the Obligations of such Grantor, valid and enforceable Liens on such Grantor's Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (b) Except with regard to Liens (if any) on Specified Assets, upon the completion of the Filings, and the delivery to and continuing possession by the Collateral Agent of all Instruments, Chattel Paper and Documents, a security interest in which is perfected by possession, and the assumption and retention of control by the Collateral Agent of Electronic Chattel Paper, the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein) a perfected Security Interest in such Grantor's Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, and will be prior to all other Liens of all other Persons other than Permitted Liens, and which Liens are enforceable as such as against all other Persons other than Ordinary Course Buyers, except to the extent that the recording of an assignment or other transfer of title to the Collateral Agent or the recording of other applicable documents in the United States Patent and Trademark Office, the United States Copyright Office or the Commonwealth of Puerto Rico may be necessary for perfection or enforceability, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing. As used in this Section 3.02, the following terms shall have the following meanings:

                  (i) "Filings" shall mean the filing or recording of the Financing Statements, the Mortgages, and this Agreement as set forth in
         Section 3.20 of the Credit Agreement, and any filings after the Closing Date in any other jurisdiction as may be necessary under any Requirement of Law.

                  (ii) "Financing Statements" shall mean the financing statements delivered to the Collateral Agent by each Grantor on the Closing Date for filing in the jurisdictions listed on Schedule 3.20 to the Credit Agreement (which Financing Statements are in proper form for filing in such jurisdictions).

                  (iii) "Ordinary Course Buyers" shall mean, with respect to goods only, buyers in the ordinary course of business to the extent provided in Section 9-320 of the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction and, with respect to general intangibles only, licensees in the ordinary course of business to the
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         extent provided in Section 321 of the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

                  (iv) "Permitted Liens" shall mean Liens permitted pursuant to the Loan Documents, including those permitted to exist pursuant to
         Section 6.02 of the Credit Agreement.

                  (v) "Specified Assets" shall mean the following property and assets of each Grantor:

                  (A) Equipment constituting Fixtures;

                  (B) Patents, Patent Licenses, Trademarks and Trademark Licenses to the extent that (1) Liens thereon cannot be perfected by the filing of financing statements under the Uniform Commercial Code or by the filing and acceptance thereof in the United States Patent and Trademark Office or (2) such Patents, Patent Licenses, Trademarks and Trademarks Licenses as are not, individually or in the aggregate, material to the business of the Parent, the Borrowers and the Subsidiaries taken as a whole;

                  (C) Copyrights and Copyright Licenses and Accounts or receivables arising therefrom only to the extent that the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction is not applicable to the creation or perfection of Liens thereon;

                  (D) uncertificated securities;

                  (E) Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside the United States of America, any State, territory or dependency thereof or the District of Columbia;

                  (F) Contracts, Accounts or receivables on which the United States of America or any department, agency or instrumentality thereof is the obligor, and property or assets subject to any rights reserved in favor of the United States government as required under law;

                  (G) goods included in Collateral received by any Person for "sale or return" within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, to the extent of claims of creditors of such Person; and

                  (H) Proceeds of Accounts or Inventory which proceeds do not themselves constitute Collateral or which have not been transferred to the Collateral Agent.

         SECTION 3.03. IP Collateral. Schedules II, III and IV together list all material Trademarks and Patents in each case registered in the United States Patent and Trademark Office and owned by such Grantor in its own name as of the date hereof, and all material Trademark Licenses and Patent Licenses (including material Trademark Licenses for registered Trademarks and Patent Licenses for registered Patents) owned by such Grantor in its own name as of the date hereof.

         SECTION 3.04. Farm Products. None of such Grantor's Collateral constitutes, or is the Proceeds of, Farm Products.

         SECTION 3.05. Accounts. The amount represented by such Grantor to the Collateral Agent or the other Secured Parties from time to time as owing by each account debtor or by all

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account debtors in respect of such Grantor's Accounts will at such time be the correct amount, in all material respects, actually owing by such account debtor or debtors thereunder, except to the extent that appropriate reserves therefor have been established on the books of such Grantor in accordance with GAAP. Unless otherwise indicated in writing to the Collateral Agent, each Account of such Grantor arises out of a bona fide sale and delivery of goods or rendition of services by such Grantor. Such Grantor has not given any account debtor any deduction in respect of the amount due under any such Account, except in the ordinary course of business or as such Grantor may otherwise advise the Collateral Agent in writing.

                                   ARTICLE IV

                                   Covenants

         SECTION 4.01. Change of Name; Location of Collateral; Records; Place of Business. (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties to the extent that any financing statement filed in connection with this Agreement would become seriously misleading, (ii) in the jurisdiction of its incorporation or organization, (iii) in its identity or corporate structure to the extent that any financing statement filed in connection with this Agreement would become seriously misleading or (iv) in its Organizational Identification Number, if any. Each Grantor agrees to make all filings (other than in the Commonwealth of Puerto Rico) under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a perfected security interest in all the Collateral (other than Specified Assets).

         (b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

         SECTION 4.02. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all reasonable actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral as a perfected security interest having at least the priority described in Section 3.02 against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement.

         SECTION 4.03. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

         SECTION 4.04. Inspection and Verification. At any time during the occurrence and continuance of an Event of Default, the Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at each Grantor's own cost and expense, to inspect such Grantor's Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of such Grantor's Collateral is located, to discuss such Grantor's affairs with the officers of such Grantor and its independent accountants and to verify

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                                                                               9

under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, such Grantor's Collateral, excluding, however, in the case of Accounts or Collateral in the possession of any third Person, by contacting Account Debtors or the third Person possessing such Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Lender (it being understood that any such information shall be deemed to be "Confidential Information" subject to the provisions of Section 9.17 of the Credit Agreement).

         SECTION 4.05. Taxes; Encumbrances. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral that are not permitted pursuant to the Credit Agreement, and may pay for the maintenance and preservation of any Grantor's Collateral to the extent such Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization on such Grantor's behalf; provided, however, that nothing in this Section 4.05 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

         SECTION 4.06. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral.

         SECTION 4.07. Use and Disposition of Collateral. None of the Grantors shall grant any Lien in respect of the Collateral, except as permitted by the Credit Agreement. Each Grantor agrees that if any Inventory is in the possession or control of any warehouseman, bailee, agent or processor and the Collateral Agent reasonably requests, such Grantor shall inform such warehouseman, bailee, agent or processor of the Security Interest and shall use good faith efforts to obtain from such warehouseman, bailee, agent or processor its agreement to hold the Inventory subject to the Security Interest and to waive and release any Lien held by it with respect to such Inventory (unless such Lien is permitted by the Credit Agreement or other Loan Document), whether arising by operation of law or otherwise.

         SECTION 4.08. Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent's prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, releases, discounts, compromises or settlements granted that would not reasonably be expected to materially adversely affect the value of the Accounts constituting Collateral taken as a whole.

         SECTION 4.09. Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage in accordance with Section 5.06 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default specified in Section 7.01(a) or 7.02(a), of making, settling and adjusting claims in respect of such Grantor's Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of such Grantor hereunder, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.09, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the respective Grantor to the Collateral Agent and shall be additional Obligations secured hereby.

         SECTION 4.10. Covenants Regarding Copyrights, Patents, and Trademarks.
(a) Within 90 days after the end of each calendar year, such Grantor will notify the Collateral Agent of any acquisition by such Grantor of any registration of any material Copyright, Patent or Trademark or any exclusive right under a material License, in each case constituting Collateral and shall take such actions as may be reasonably requested by the Collateral Agent (but only to the extent such actions are within such Grantor's control) to perfect the Security Interest granted to the Collateral Agent and the other Secured Parties therein to the extent provided in respect of Copyrights, Patents or Trademarks constituting Collateral on the date hereof (including without limitation by (x) the execution and delivery of a Security Agreement (or amendments to any such agreement previously executed or delivered by such Grantor) and/or (y) the making of appropriate filings in the United States Patent and Trademark Office or the United States Copyright Office and/or appropriate Uniform Commercial Code filings).

         (b) Except as permitted in the Loan Documents, such Grantor agrees to take all reasonably necessary steps, including in the United States Patent and Trademark Office or in any court, to (i) maintain each trademark registration and each Trademark License identified on Schedule II or IV hereto, as the case may be, and (ii) pursue each trademark application now or hereafter identified in Schedule V hereto, including, without limitation, the filing of responses to office actions issued by the United States Patent and Trademark Office, the filing of applications for renewal, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, and the participation in opposition, cancelation, infringement and dilution proceedings, except, in each case in which such Grantor has reasonably determined that any of the foregoing is not of material economic value to it. Such Grantor agrees to take corresponding steps with respect to each new or acquired trademark or service mark registration, or application for trademark or service mark registration, or any rights obtained under any Trademark License, in each case, to which it is now or later becomes entitled, except in each case in which such Grantor has reasonably determined that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by such Grantor.

         (c) Except as permitted in the Loan Documents, such Grantor agrees to take all necessary steps, including in the United States Patent and Trademark Office or in any court, to (i) maintain each patent and each Patent License identified on Schedule II or III, as applicable, and (ii) pursue each patent application, now or hereafter identified in Schedule III including the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition or infringement and misappropriation proceedings, except, in each case in which such Grantor has reasonably determined that any of the foregoing is not of material economic value to it. Such Grantor agrees to take corresponding steps with respect to each new or acquired patent, patent application, or any rights obtained under any Patent License, in each case, which it is now or later becomes entitled, except in each case in which such Grantor has reasonably determined that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by such Grantor.

         (d) Except as provided in subsection (f) hereof, such Grantor shall take all additional steps not set forth in subsections (b) and (c) hereof which it or the Collateral Agent deems reasonably appropriate under the circumstances to preserve and protect its material Copyrights, Copyright Licenses, Trademarks, Trademark Licenses, Patents and Patent Licenses.

         (e) Such Grantor shall not abandon any trademark registration, patent or any pending trademark or patent application, in each case listed on Schedule III or IV, without the written consent of the Collateral Agent, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such trademark registration, patent or pending trademark or patent application is not of material economic value to it, in which case, such Grantor will, at least annually, give notice of any such abandonment to the Collateral Agent in writing, in reasonable detail, at its address set forth in the Credit Agreement.

         (f) In the event that any Grantor becomes aware that any of such Grantor's IP Collateral which such Grantor has reasonably determined to be material to its business is infringed or misappropriated by a third party, which infringement or misappropriation would reasonably be expected to have a Material Adverse Effect, such Grantor shall notify the Collateral Agent promptly and in writing, in reasonable detail, at its address set forth in the Credit Agreement, and shall take such actions as such Grantor or the Collateral Agent deems reasonably appropriate under the circumstances to protect such IP Collateral including suing for damages and/or for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by such Grantor. Such Grantor will advise the Collateral Agent promptly and in writing, in reasonable detail, at its address set forth in the Credit Agreement, of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office or any court) regarding any item of such Grantor's IP Collateral which could reasonably result in a Material Adverse Effect.

         (g) Such Grantor shall mark its products with the trademark registration symbol (R), the numbers of all appropriate patents, the common law trademark symbol (TM), or the designation "patent pending", as the case may be, to the extent that it is reasonably and commercially practicable.

         (h) Such Grantor will not create, incur or permit to exist, will defend such Grantor's IP Collateral against, and will take such other action as is reasonably necessary to remove, any material Lien or material adverse claim on or to any of such Grantor's IP Collateral other than Liens created hereby and other than as permitted pursuant to the Loan Documents (including any Liens permitted to exist on such Grantor's IP Collateral pursuant to Section 6.02 of the Credit Agreement), and will defend the right, title and interest of the Collateral Agent and the other Secured Parties in and to any of the IP Collateral against the claims and demands of all Persons whomsoever, except where failure to defend would not have a Material Adverse Effect.

         (i) Without the prior written consent of the Collateral Agent, such Grantor will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, such Grantor's IP Collateral, or attempt, offer or contract to do so, except with respect to licenses in the ordinary course of business or as permitted by this Agreement or the Loan Documents.

         (j) Such Grantor will advise the Collateral Agent promptly and in writing, in reasonable detail, at its address set forth in the Credit Agreement,
(i) of any Lien (other than Liens created hereby or permitted under the Loan Documents, including, without limitation, any Liens permitted to exist on such Grantor's Patents or Trademarks pursuant to Section 6.02 of the Credit Agreement) on any of such Grantor's IP Collateral and (ii) of the occurrence of any other event which would reasonably be expected in the aggregate to have a material adverse effect on the aggregate value of the IP Collateral as a whole or the Liens created hereunder.

         SECTION 4.11. Protection of Trade Secrets. Such Grantor shall take all steps which it deems commercially reasonable to preserve and protect the secrecy of all material Trade Secrets of such Grantor.

                                    ARTICLE V

                                   Collections

         SECTION 5.01. Power of Attorney. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers and employees of the Collateral Agent designated by the Collateral Agent) as such Grantor's true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, but only upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to such Grantor's Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of such Grantor's Collateral; (c) to sign the name of such Grantor on any invoice or bill of lading relating to any of such Grantor's Collateral;
(d) to send verifications of such Grantor's Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of such Grantor's Collateral or to enforce any rights in respect of any such Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of such Grantor's Collateral; (g) to notify, or to require such Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) subject to any existing reserved rights or licenses, to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of such Grantor's Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of such Grantor's Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or, except as otherwise provided herein, to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of each Grantor for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the such Grantor's Collateral or any part thereof or, such Grantor's impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or, except as otherwise provided herein, in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise. Anything in this Section 5.01 to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 5.01 unless an Event of Default shall have occurred and be continuing.

                                   ARTICLE VI

                                    Remedies

         SECTION 6.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) in the case of any Copyright, Patent or Trademark constituting Collateral of such Grantor, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent's and the other Secured Parties' security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby and, subject to any existing reserved rights or licenses, assign any Copyright, Patent or Trademark constituting Collateral of such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine, and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of such Grantor's Collateral and without liability for trespass to enter any premises where such Grantor's Collateral may be located for the purpose of taking possession of or removing such Grantor's Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of such Grantor's Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall reasonably deem appropriate. The Collateral Agent shall be authorized at any such sale of any Grantor's Collateral subject to restrictions on sales under the Securities Act of 1933, as amended (if it reasonably deems it advisable to do so), to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Collateral Agent shall give the Grantors at least 10 days' written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of such Grantor's Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may in its sole and absolute discretion determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall reasonably determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), such Grantor's Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from such Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Grantor therefor. For purposes hereof, a written agreement with any Person (other than a Secured Party or affiliate thereof) to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of such Grantor's Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

         SECTION 6.02. Application of Proceeds. The Collateral Agent may, in the sole discretion of the Collateral Agent, apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash against the respective Obligations of the relevant Grantor then due and owing in the following order of priority:

                  FIRST, to the payment of all reasonable costs and reasonable expenses incurred by the Collateral Agent hereunder in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations of the relevant Grantor then due and owing, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all reasonable advances made by the Collateral Agent hereunder on behalf of such Grantor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

                  SECOND, to the payment in full of the Obligations of the relevant Grantor then due and owing (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of such Obligations then due and owing to them on the date of any such distribution); and

                  THIRD, to the relevant Grantor, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

                                  ARTICLE VII

                                  Miscellaneous

         SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.02 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of JCI.

         SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument,
(c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

         SECTION 7.03. Survival of Agreement. All covenants and agreements, made by any Grantor herein shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of any notes evidencing such Loans.

         SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein except with the consent of the Collateral Agent or as contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

         SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         SECTION 7.06. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         SECTION 7.07. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.01 of the Credit Agreement.

         SECTION 7.08. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         SECTION 7.09. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 7.10. Counterparts. This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         SECTION 7.11. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 7.12. Jurisdiction; Consent to Service of Process. Each party hereto hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts of any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to applicable party at the address specified in Section 7.01 or at such other address of which the parties hereto shall have been notified pursuant thereto.

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.12 any punitive damages.

         SECTION 7.13. Termination. This Agreement shall terminate and the Security Interest shall be automatically released, all without delivery of any instrument or performance of any act by any party, (a) when all the Obligations have been paid in full, the Lenders have no further commitment to lend, the L/C Exposure has been reduced to zero and the Issuing Bank has no further commitment to issue Letters of Credit under the Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors' expense, all Uniform Commercial Code termination statements and similar documents which the Grantors shall reasonably request to evidence such termination, (b) upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any Person (unless such sold Collateral is to a Person that is required to pledge such Collateral to the Collateral Agent pursuant to Section 5.11 of the Credit Agreement) or (c) upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.01(d) of the Credit Agreement. Any execution and delivery of termination statements or documents pursuant to this Section 7.13 shall be without recourse to or warranty by the Collateral Agent. A Subsidiary Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Grantor shall be automatically released in the event that all the capital stock of such Subsidiary Grantor shall be sold, transferred or otherwise disposed of to a Person that is not an Affiliate of JCI in accordance with the terms of the Credit Agreement.

         SECTION 7.14. Additional Grantors. Pursuant to Section 5.11 of the Credit Agreement, certain Domestic Subsidiaries of JCI are required to become Subsidiary Grantors hereunder. Upon execution and delivery by the Collateral Agent and such Domestic Subsidiary of an instrument in the form of Annex 2 hereto, such Domestic Subsidiary shall become a Subsidiary Grantor hereunder with the same force and effect as if originally named as a Subsidiary Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Grantor as a party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                            JAFRA COSMETICS INTERNATIONAL, INC.,

                                              By: /s/ Ralph S. Mason, III
                                                 ------------------------------
                                                 Name: Ralph S. Mason, III
                                                 Title: Executive Vice President

                                            CREDIT SUISSE FIRST BOSTON, acting
                                            through its Cayman Islands branch,
                                            as Collateral Agent,

                                              By: /s/ Karl M. Studer
                                                 ------------------------------
                                                 Name: Karl M. Studer
                                                 Title: Director

                                              By: /s/ Jay Chall
                                                 ------------------------------
                                                 Name: Jay Chall
                                                 Title: Director

                                                                      SCHEDULE I
                                                       to the Security Agreement

                               SUBSIDIARY GRANTORS

None as of the Closing Date.

                                                                     SCHEDULE II
                                                       to the Security Agreement

                                    LICENSES

1. Letter Agreements, dated July 24, 2000, September 20, 2001 and February 22, 2002, between JCI, Kevin L. Boyle and KoWell LLC.

2. Software License, Services and Maintenance Agreement, dated November 29, 2001, between JCI and J.D. Edwards World Solutions Company, J.D. Edwards Europe, Ltd. and J.D. Edwards (Asia Pacific) Pte. Ltd..

3. Software License and Services Agreement, dated September 29, 2000, between Blue Martini Software, Inc. and JCI.

4. Form of License and Services Agreement, dated January 29, 2002, between Oracle and JCI.

5. Software License and Services Agreement, undated, between eGain Communications Corporation and JCI.

6. Software License Agreement, dated as of November 15, 1998 and Amendment, dated as of December 23, 1998, between Hyperion Solutions Corporation and JCI.

7. License Agreement, dated January 23, 2002, between Digisoft Computers, Inc. and JCI.

8. Services and Software License Agreement, dated May 1, 1998, between ProBusiness Services, Inc. and JCI.

9.       Software License Agreement, dated March 27, 2002, between Vertex Inc.
         and JCI.

10. CyberSource e-Commerce Solutions Agreement, dated February 7, 2001, and First Amendment dated February 7, 2001, Second Amendment dated May 17, 2002, Transaction Services Addendums dated February 7, 2001, and Enterprise Software License Addendum, dated May 17, 2002, between CyberSource Corporation and JCI.

11. Sales Agreement, dated as of May 14, 1999, between JCI and Periphonics Corporation.

12. License and Support Agreement and Service Agreement, dated as of March 7, 2000, by and between Witness System, Inc. and JCI.

13. Manufacturing Agreement, dated June 10, 1999, between JCI and Universal Packaging Systems, Inc.

14. Engagement Letter, dated December 18, 2001, as amended by letter dated May, 17, 2003, between JCI and Deloitte & Touche, regarding software implementation.

15. JCI routinely uses patents and trademarks embedded in or otherwise a part of software and other components of its business operations which are subject to shrink-wrap, on-screen acceptance or other similar forms of licensing.

                                                                    SCHEDULE III
                                                       to the Security Agreement

                                     PATENTS

Patents

                                             STATUS: Granted
  United States                                      REGULAR
    APPLN. DT/NO: 29MY1992 891293
    PATENT NO./GRNT DT: 5234132 10AU1993
    TITLE: ACTUATOR FOR DISPENSING CAP (COSMETIC DISPENSER)
    EXPIRATION DATE: 29MY2012
    NEXT TAX DUE: 10FE2005
    OWNER: Jafra Cosmetics International, Inc.

                                             STATUS: Granted
  United States                                       DESIGN
    APPLN. DT/NO: 28MY1992 07/889745
    PATENT NO./GRNT DT: DES347165 24MY1994
    TITLE: COMBINED DISPENSER & CAP DESIGN
    EXPIRATION DATE: 24MY2008
    NEXT TAX DUE:
    OWNER: Jafra Cosmetics International, Inc.

                                             STATUS: Granted
  United States                                      REGULAR
    APPLN. DT/NO: 29MY1992 891348
    PATENT NO./GRNT DT: 5238131 24AU1993
    TITLE: TWO-PART PLASTIC CAP FOR CONTAINER
    EXPIRATION DATE: 29MY2012
    NEXT TAX DUE: 24FE2005
    OWNER: Jafra Cosmetics International, Inc.

                                             STATUS: Granted
  United States                                       DESIGN
    APPLN. DT/NO: 29MY1992 894798
    PATENT NO./GRNT DT: DES351560 18OC1994
    TITLE: SKIN PROGRAMMER DESIGN
    EXPIRATION DATE: 18OC2008
    NEXT TAX DUE:
    OWNER: Jafra Cosmetics International, Inc.

                                                                    SCHEDULE III
                                                       to the Security Agreement

                                             STATUS: Granted
  United States                                       DESIGN
    APPLN. DT/NO: 15MR1994 19925
    PATENT NO./GRNT DT: DES358332 16MY1995
    TITLE: PERFUME BOTTLE DESIGN (TRIANGULAR SHAPE)
    EXPIRATION DATE: 16MY2009
    NEXT TAX DUE:
    OWNER: Jafra Cosmetics International, Inc.

                                             STATUS: Granted
  United States                                       DESIGN
    APPLN. DT/NO: 15MR1994 29/019957
    PATENT NO./GRNT DT: DES361270 15AU1995
    TITLE: V-SHAPE COSMETIC BOTTLE
    EXPIRATION DATE: 15AU2009
    NEXT TAX DUE:
    OWNER: Jafra Cosmetics International, Inc.

                                             STATUS: Granted
  United States                                       DESIGN
    APPLN. DT/NO: 06FE1996 29/050058
    PATENT NO./GRNT DT: DES379766 10JE1997
    TITLE: PERFUME BOTTLE & CAP DESIGN (SQUARE SHAPE)
    EXPIRATION DATE: 10JE2011
    NEXT TAX DUE:
    OWNER: Jafra Cosmetics International, Inc.

                                             STATUS: Granted
  United States                                       DESIGN
    APPLN. DT/NO: 25MR1997 29/068510
    PATENT NO./GRNT DT: DES390783 17FE1998
    TITLE: PERFUME BOTTLE & CAP DESIGN (OVAL SHAPE)
    EXPIRATION DATE: 17FE2012
    NEXT TAX DUE:
    OWNER: Jafra Cosmetics International, Inc.

                                                                     SCHEDULE IV
                                                       to the Security Agreement

                                   TRADEMARKS

United States CHOSEN
  Class: 3
  Status: Registered Renewal Due: 28AU2011
  Reg Date/No.: 28AU2001 2482445
  Appln Date/No.: 22SE2000 76/133453
  Owner: Jafra Cosmetics International, Inc.

United States I BREATH, I LOVE, I LIVE, I DREAM
  Class: 03
  Status: Allowed--statement of use registration review complete Renewal Due:
  Reg Date/No.:
  Appln Date/No.: 09JA2002 76/356781
  Owner: Jafra Cosmetics International, Inc.

United States TENDER MOMENTS
  Class: 3
  Status: Allowed Renewal Due:
  Reg Date/No.:
  Appln Date/No.: 15JE2000 76/070940
  Owner: Jafra Cosmetics International, Inc.

United States TENDER MOMENTS AND DESIGN
  Class: 3
  Status: Registered Renewal Due: 30AP2012
  Reg Date/No.: 30AP2002 2565217
  Appln Date/No.: 26FE2001 76/215851
  Owner: Jafra Cosmetics International, Inc.

United States TODAY, I DECIDED, IS GOING TO BE DIFFERENT
  Class: 03
  Status: Registered Renewal Due: 13MAY2013
  Reg Date/No.: 13MAY2003 2716506
  Appln Date/No.: 09JA2002 76/356605
  Owner: Jafra Cosmetics International, Inc.

United States ROYAL GINGER
  Class: 03
  Status: Allowed Renewal Due:
  Reg Date/No.:
  Appln Date/No.: 76/392,619 09APR2002
  Owner: Jafra Cosmetics International, Inc.

                                                                         Annex 1
                                                       to the Security Agreement

                         FORM OF PERFECTION CERTIFICATE

         Reference is made to the Credit Agreement dated as of May 20, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Jafra Worldwide Holdings (Lux) S.AR.L., a Luxembourg societe a responsabilite limitee ("Parent"), Jafra Cosmetics International, Inc., a Delaware corporation ("JCI"), Distribuidora Comercial Jafra, S.A. de C.V., a sociedad anonima organized under the laws of the United Mexican States ("DCJ" and, together with JCI, the "Borrowers"), the lenders from time to time party thereto (the "Lenders"), the Issuing Bank (as defined therein), Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as swingline lender and Collateral Agent. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement and the Security Documents referred to therein, as applicable.

         The undersigned, a Financial Officer and [______________], respectively, of each Grantor, hereby certify to the Administrative Agent and each other Secured Party as of the date hereof as follows:

1. Names. (a) The exact legal name of each Grantor, as such name appears in its respective certificate of formation, is as follows:

(b) Set forth below is each other legal name of each Grantor has had in the past five years, together with the date of the relevant change:

(c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

(d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

(e) Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization:

(f) Set forth below is the Federal Taxpayer Identification Number of each
Grantor: [only necessary for filing in North Dakota and South Dakota.]

2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

         Grantor         Mailing Address         County         State

(b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any accounts receivable (with each location at which chattel paper, if any, is kept being indicated by an "*"):

         Grantor         Mailing Address         County         State

(c) The jurisdiction of formation of each Grantor that is a registered organization is set forth opposite its name below:

                Grantor:                               Jurisdiction:

(d) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any Equipment or other Collateral not identified above:

         Grantor         Mailing Address         County         State

(e) Set forth below opposite the name of each Grantor are all the places of business of such Grantor not identified in paragraph (a), (b), (c) or (d) above:

         Grantor         Mailing Address         County         State

(f) Set forth below opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor:

         Grantor         Mailing Address         County         State

3. Unusual Transactions. All Accounts have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

4. UCC Filings. Financing statements in substantially the form of Schedule 5 hereto have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located.

6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

7. Stock Ownership and other Equity Interests. Attached hereto as Schedule 7 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of the Borrowers and each Subsidiary and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 7 is each equity investment of Parent, the Borrowers or any Subsidiary that represents 50% or less of the equity of the entity in which such investment was made.

IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this _____ day of May 2003.

                                            JAFRA COSMETICS INTERNATIONAL, INC.,

                                              by
                                                 _________________________
                                                 Name:
                                                 Title:

                                              by
                                                 _________________________
                                                 Name:
                                                 Title:

                                                                         Annex 2
                                                       to the Security Agreement

                                    SUPPLEMENT NO. ____ dated as of     , to the
                           Security Agreement dated as of May 20, 2003 (as the same may be amended, supplemented or otherwise modified from time to time, the "Security Agreement") among JAFRA COSMETICS INTERNATIONAL, INC., a Delaware corporation ("JCI"), each subsidiary of JCI listed on
                           Schedule I thereto and each Domestic Subsidiary acquired or organized after the date thereof that has become a party to the Security Agreement as a Grantor (each such subsidiary individually a "Subsidiary Grantor" and collectively, the "Subsidiary Grantors"; the Subsidiary Grantors and JCI are referred to collectively herein as the "Grantors"), and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its Cayman Islands branch, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined herein).

         A. Reference is made to the Credit Agreement dated as of May 20, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Jafra Worldwide Holdings (Lux) S.AR.L. a Luxembourg societe a responsabilite limitee ("Parent"), JCI, Distribuidora Comercial Jafra, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("DCJ" and, together with JCI, the "Borrowers"), the lenders from time to time party thereto (the "Lenders"), the Issuing Bank (as defined therein) and Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as swingline lender and as Collateral Agent.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

         C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Section 7.15 of the Security Agreement provides that additional Domestic Subsidiaries of JCI may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Domestic Subsidiary (the "New Grantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, the Collateral Agent and the New Grantor agree as follows:

         SECTION 1. In accordance with Section 7.15 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of its respective Obligations (as defined in the Security Agreement), does hereby grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in all of the New Grantor's right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a "Grantor" in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Grantor, (b) set forth under its signature hereto, is (i) the true and correct location of the chief executive office and (ii) the jurisdiction of organization of the New Grantor. Such information, to the extent applicable, shall be added to the Schedules to the Security Agreement.

         SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

         SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         SECTION 7. Any provision of this Supplement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it care of JCI.

         IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

                                            [Name of New Grantor],

                                              by_______________________________
                                                Name:
                                                Title:
                                                Address:

                                            CREDIT SUISSE FIRST BOSTON, acting
                                            through its Cayman Islands branch,
                                            as Collateral Agent,

                                              by_______________________________
                                                Name:
                                                Title:

                                              by_______________________________
                                                Name:
                                                Title:

                                                                      SCHEDULE I
                                                          to Supplement No. ____
                                                       to the Security Agreement

Description                         Location